Exhibit 23.5
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS
     The firm of Miller and Lents, Ltd. hereby consents to the use of its name, and to the reference to its report dated January 19, 2009 regarding Encore Acquisition Company’s Reserves and Future Net Revenues as of December 31, 2008, in Denbury Resources Inc.’s Registration Statement, filed on Form S-3MEF with the United States Securities and Exchange Commission.
      The Registration Statement contains references to the report prepared by Miller and Lents, Ltd. for the exclusive use of Encore Acquisition Company. The analysis, conclusions, and methods contained in the report are based upon information that was in existence at the time the report was rendered and Miller and Lents, Ltd. has not updated and undertakes no duty to update anything contained in the report. While the report may be used as a descriptive resource, investors are advised that Miller and Lents, Ltd. has not verified information provided by others except as specifically noted in the report, and Miller and Lents, Ltd. makes no representation or warranty as to the accuracy of such information. Moreover, the conclusions contained in the report are based on assumptions that Miller and Lents, Ltd. believed were reasonable at the time of their preparation and that are described in the report in reasonable detail. However, there are a wide range on uncertainties and risks that are outside of the control of Miller and Lents, Ltd. which may impact these assumptions, including but not limited to unforeseen market changes, actions of governments or individuals, natural events, economic changes, and changes of laws and regulations or interpretation of laws and regulations.

MILLER AND LENTS, LTD. Texas Registered Engineering Firm No. F-1442
By:	/s/ Carl D. Richard
Carl D. Richard, p. e.
Senior Vice President

Houston, Texas
February 2, 2011
Two Houston Center • 909 Fannin Street, Suite 1300 • Houston, Texas 77010
Telephone 713-651-9455 • Telefax 713-654-9914 • e-mail: mail@millerandlents.com

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS
     The firm of Miller and Lents, Ltd. hereby consents to the use of its name, and to the reference to its report dated January 20, 2010 regarding Encore Acquisition Company’s Reserves and Future Net Revenues as of December 31, 2009, in Denbury Resources Inc.’s Registration Statement filed on Form S-3MEF with the United States Securities and Exchange Commission.
      The Registration Statement contains references to the report prepared by Miller and Lents, Ltd. for the exclusive use of Encore Acquisition Company. The analysis, conclusions, and methods contained in the report are based upon information that was in existence at the time the report was rendered and Miller and Lents, Ltd. has not updated and undertakes no duty to update anything contained in the report. While the report may be used as a descriptive resource, investors are advised that Miller and Lents, Ltd. has not verified information provided by others except as specifically noted in the report, and Miller and Lents, Ltd. makes no representation or warranty as to the accuracy of such information. Moreover, the conclusions contained in the report are based on assumptions that Miller and Lents, Ltd. believed were reasonable at the time of their preparation and that are described in the report in reasonable detail. However, there are a wide range on uncertainties and risks that are outside of the control of Miller and Lents, Ltd. which may impact these assumptions, including but not limited to unforeseen market changes, actions of governments or individuals, natural events, economic changes, and changes of laws and regulations or interpretation of laws and regulations.

MILLER AND LENTS, LTD. Texas Registered Engineering Firm No. F-1442
By:	/s/ Carl D. Richard
Carl D. Richard, p. e.
Senior Vice President

Houston, Texas
February 2, 2011
Two Houston Center • 909 Fannin Street, Suite 1300 • Houston, Texas 77010
Telephone 713-651-9455 • Telefax 713-654-9914 • e-mail: mail@millerandlents.com